Exhibit e(7)

AMENDMENT TO GENERAL DISTRIBUTION AGREEMENT

Effective May 10, 1994, Paragraph 8 of the General Distribution Agreement between each of the funds or portfolios indicated on the attached Schedule A shall be amended to read in full as follows:

8. Portfolio Securities - Portfolio securities of the issuer may be bought or sold by or through the Distributor, and the Distributor may participate directly or indirectly in brokerage commissions or "spreads" for transactions in portfolio securities of the Issuer.

Signed on behalf of each of the funds or portfolios identified on Schedule A.

		\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	On Behalf of Each of the Funds or Portfolios:
Attest:	/s/ Arthur S. Loring_____________		By:	/s/ J. Gary Burkhead___________________
	Arthur S. Loring			J. Gary Burkhead
Secretary
FIDELITY DISTRIBUTORS CORPORATION:
Attest:	/s/ Arthur S. Loring_____________		By:	/s/ Kurt A. Lang___________________
	Arthur S. Loring			Kurt A. Lang

AMENDMENT TO GENERAL DISTRIBUTION AGREEMENT

Schedule A

Fidelity Deutsche Mark Performance Portfolio, L.P.

Fidelity Dividend Growth Fund

Fidelity Diversified International Fund

Fidelity Emerging Markets Fund

Fidelity Connecticut Municipal Money Market Portfolio

Fidelity Fifty

Fidelity Government Securities Fund

Fidelity Select Natural Gas Portfolio

Fidelity New Markets Income Fund

Fidelity New Millennium Fund

Fidelity Short-Intermediate Government Fund

Fidelity Short-Term World Income Fund

Fidelity Small Cap Stock Fund

Spartan Aggressive Municipal Fund

Spartan Connecticut Municipal High Yield Portfolio

Spartan Ginnie Mae Fund

Spartan High Income Fund

Spartan Intermediate Municipal Fund

Spartan Investment Grade Bond Fund

Spartan Massachusetts Money Market Fund

Spartan Short-Term Income Fund

Fidelity Sterling Performance Portfolio, L.P.

Fidelity Worldwide Fund

Fidelity Yen Performance Portfolio, L.P.